SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported):
                              January 31, 2000
                       ------------------------------



                                F&M BANCORP
                    ------------------------------------
           (Exact name of registrant as specified in its charter)



        Maryland                     0-12638                  52-1316473
------------------------    ------------------------   ---------------------
(State of Incorporation)    (Commission File Number)   (IRS Identification No.)


                          110 Thomas Johnson Drive
                            Frederick, MD 21702
                    -----------------------------------
            (Address of Principal executive offices) (Zip Code)


                               (301) 694-4000
                    -----------------------------------
            (Registrant's telephone number, including area code)




ITEM 5.  OTHER EVENTS.

The merger of Patapsco Valley Bancshares, Inc. with and into F&M Bancorp became effective as of the close of business on December 30, 1999 by means of a stock for stock exchange accounted for as a pooling of interests. F&M Bancorp is filing this form to comply with certain terms and conditions in its Agreement and Plan of Maerger with Patapsco Valley Bancshares, Inc. The Securities and Exchange Commission in its Accounting Series Release No. 135, prohibits affiliates of either company from selling any common shares received in a business combination accounted for as a pooling of interests until such time as financial results covering at least 30 days of post-merger combined operations have been published.

Accordingly, the total income and net income for F&M Bancorp (unaudited) for the one month period ended January 31, 2000 is provided below. The financial results are not necessarily indicative of future results.


                                                          One Month Period
                                                       Ended January 31, 2000
                                                       ----------------------
                           (Dollars in thousands)

        Total Income                                        $7,522
        Net Income                                          $1,582

Included in the financial results above are merger-related expenses (after tax) of $26 thousand.



                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 15, 2000              F&M BANCORP


                                     By:  /s/Faye E. Cannon
                                        ------------------------------
                                        Faye E. Cannon
                                        President and Chief Executive
                                          Officer